Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

WEWORK INC.

A DELAWARE CORPORATION

EFFECTIVE JUNE 11, 2024

i

TABLE OF CONTENTS

(continued)

ii

TABLE OF CONTENTS

(continued)

		Page
ARTICLE VIII GENERAL PROVISIONS		17

8.1	Fiscal Year	17
8.2	Corporate Seal	17
8.3	Maintenance and Inspection of Records	17
8.4	Reliance upon Books, Reports and Records	18
8.5	Dividends	18
8.6	Interpretation	18
8.7	Conflicts	18

ARTICLE IX AMENDMENTS		18

9.1	Amendments	18

iii

AMENDED AND RESTATED BYLAWS

OF

WEWORK INC.

ARTICLE I

OFFICES

1.1 Principal Executive Office. The principal executive office of WeWork Inc. (the “Corporation”) shall be at such place established by the Board of Directors of the Corporation (the “Board”) in its discretion. The Board shall have full power and authority to change the location of the principal executive office.

1.2 Registered Office. The registered office of the Corporation shall be as set forth in the Corporation’s Amended and Restated Certificate of Incorporation, dated as of June 11, 2024 (as amended, restated, supplemented or otherwise modified from time to time, including any certificate of designations relating to any outstanding series of preferred stock, the “Certificate of Incorporation”).

1.3 Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board may from time to time determine.

ARTICLE II

STOCKHOLDERS MEETINGS

2.1 Place of Meetings. Meetings of stockholders may be held (a) at any place within or outside the State of Delaware designated by the Board or, in the case of a special meeting called at the request of the stockholders holding the requisite percentage of shares of stock, the stockholders that requested such meeting to be called as set forth in the written request therefor, or (b) if the Board is authorized to designate the place of a meeting of stockholders, and the Board so determines, solely by means of remote communication. Any stockholder participating in a meeting by remote communication is deemed to be present in person at the meeting. In the absence of any such designation by the Board or such stockholders, stockholder meetings shall be held at the principal place of business of the Corporation.

2.2 Annual Meetings. An annual meeting of stockholders of the Corporation for the election of directors and for transacting any other business properly brought before the meeting pursuant to these Amended and Restated Bylaws (as amended, restated, supplemented or otherwise modified from time to time, these “Bylaws”) shall be held on such date and at such time as the Board shall designate. At any such annual meeting, the stockholders entitled to vote thereon shall elect directors of the Corporation in accordance with the provisions of the Certificate of Incorporation and the Stockholders Agreement, dated as of June 11, 2024, among the Corporation and the stockholders of the Corporation (as amended, restated, supplemented or otherwise modified from time to time, the “Stockholders Agreement”), and shall transact such other business as may properly come before the meeting pursuant to these Bylaws; provided, however, that no annual meeting of stockholders need be held if directors are elected by written consent of the stockholders entitled to vote thereon in lieu of an annual meeting, in accordance with Section 211 of the General Corporation Law of the State of Delaware (the “DGCL”).

2.3 Special Meetings. Unless otherwise required by law or by the Certificate of Incorporation, special meetings of the stockholders, for the transaction of such business as may properly come before the meeting, may be called by the Secretary of the Corporation only (i) at the request of the Board after action duly taken by the Board, or the Chairperson of the Board or (ii) upon the written request received by the Secretary of the Corporation at the principle place of business of the Corporation by or on behalf of the holder or holders of record of Outstanding Shares (as defined below) representing collectively not less than a majority of the total voting power of the Outstanding Shares, voting together as a single class, and entitled to vote at such meeting. The Corporation may postpone, reschedule or cancel any previously scheduled special meeting of stockholders called by the Board or the Chairperson of the Board. “Outstanding Shares” means, as of such time of determination, the then issued and outstanding shares of Common Stock and all of the other shares, interests, rights, participations or other equivalents (however designated)

of capital stock of the Corporation, collectively; provided, that, Outstanding Shares shall exclude (a) any and all Shares held by the Corporation or its subsidiaries in treasury and (b) any and all Shares held in escrow or which are otherwise subject to any escrow obligation or condition, in each case, pursuant to, or as expressly contemplated by, the Exit LC Facility (as defined in the Stockholders Agreement) and the transactions contemplated thereunder.

2.4 Notice. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, notice, given in accordance with Section 232 the DGCL, of each meeting of stockholders will be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of such meeting, such notice to specify the place, if any, date and hour, in the case of special meetings, the purpose or purposes of the meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting), and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at any such meeting. Notice of the time, place, if any, and purpose of any meeting of stockholders may be waived in writing, signed by the person entitled to notice thereof or by electronic transmission by such person, either before or after such meeting, and will be waived by any stockholder by such stockholder’s attendance thereat in person, by remote communication, if applicable, or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting will be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

2.5 Adjournments. Any meeting of stockholders, annual or special, whether or not a quorum is present, may be adjourned from time to time for any reason by either the Chairperson of the meeting, or the vote of the holders of a majority in voting power of the Outstanding Shares entitled to vote thereon, present in person or represented by proxy. Notwithstanding the provisions in Section 2.4, notice need not be given of any such adjourned meeting if the time, place, if any, and date of the meeting and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for determining stockholders entitled to notice of the meeting) are (a) announced at the meeting at which the adjournment is taken (b) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (c) set forth in the notice of meeting of stockholders; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally called, notice of the adjourned meeting shall be given in conformity with Section 2.4. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting. At such adjourned meeting, any business may be transacted that might have been transacted at the original meeting if such meeting had been held as originally called.

2.6 Quorum. At all meetings of stockholders, except as otherwise provided by the DGCL, the Certificate of Incorporation, the Stockholders Agreement, or these Bylaws, the presence, in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of a majority of the Outstanding Shares entitled to vote will constitute a quorum for the transaction of business. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, in accordance with Section 2.5 hereof, but no other business will be transacted at such meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

2.7 Voting.

(a) Unless otherwise required by the Certificate of Incorporation, these Bylaws, the Stockholders Agreement, or any law or regulation applicable to the Corporation or its securities, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one (1) vote for each share of capital stock held by such stockholder which has voting power on all matters submitted to a vote of stockholders of the Corporation.

(b) Except as otherwise provided by the DGCL, the Certificate of Incorporation, the Stockholders Agreement, or these Bylaws, in all matters other than the election of directors, the affirmative vote of a majority of voting power of the Outstanding Shares present and cast in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on the subject matter will be the act of the stockholders. Except as otherwise provided by the DGCL, the Certificate of Incorporation, the Stockholders Agreement, or these Bylaws, directors will be elected by a plurality of the voting power of the Outstanding Shares present and cast in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on the election of directors. Where a separate vote by a class or classes or series is required, except as otherwise provided by the DGCL, the Certificate of Incorporation, the Stockholders Agreement, or these Bylaws, a majority of the voting power of the Outstanding Shares of such class or classes or series, present in person, by remote communication, if applicable, or represented by proxy duly authorized, will constitute a quorum entitled to take action with respect to that vote on that matter. Except as otherwise provided by the DGCL, the Certificate of Incorporation, the Stockholders Agreement, or these Bylaws, the affirmative vote of the majority (plurality, in the case of the election of directors) of voting power of the Outstanding Shares of such class or classes or series present in person, by remote communication, if applicable, or represented by proxy at the meeting will be the act of such class or classes or series.

2.8 Participation at Stockholders Meetings by Remote Communications. In respect of any meeting of stockholders with respect to which the Board is authorized to designate the place of such meeting of stockholders, the Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a)(2) of the DGCL or any successor provision. If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, (a) participate in a meeting of stockholders, and (b) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by remote communication; provided, that (x) the Corporation shall implement reasonable measures to verify that each person deemed present and entitled to vote at the meeting by means of remote communication is a stockholder or proxyholder, (y) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (z) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

2.9 Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, which proxy shall be in a form permitted by the DGCL, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering an instrument in writing stating that the proxy is revoked or by filing another proxy bearing a later date with the Secretary of the Corporation.

2.10 Record Date.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of the stockholders or any adjournment thereof, the Board may fix a record date for the determination of the stockholders entitled to notice of any meeting or adjournment thereof. The record date so fixed shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of the stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case the Board shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled (i) to consent to corporate action without a meeting in accordance with Section 228 of the DGCL and Section 2.15 of these Bylaws, (ii) to receive payment of any dividend or other distribution or allotment of any rights, or (iii) to exercise rights in respect of any change, conversion or exchange of stock or in respect of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining the stockholders for any such purpose shall be at the close of business on the date on which the Board adopts the resolution relating thereto.

2.11 Stockholders List. A complete list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order and showing the address of each stockholder, and the number of shares registered in the name of each stockholder, shall be prepared by the Corporation no later than the tenth (10th) day before such meeting of stockholders; provided, however, that if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date. Such list shall be open to examination by any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days ending on the day before the meeting date, on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or during ordinary business hours, at the principal place of business of the corporation. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list required by this Section 2.11 or to vote in person or by proxy at any meeting of stockholders.

2.12 Conduct of Meetings.

(a) The meetings of the stockholders shall be presided over by the Chairperson of the Board, or if they are not present, by the Chief Executive Officer, or if neither the Chairperson of the Board nor Chief Executive Officer is present, by a Chairperson elected by the Board. If no Chairperson is elected by the Board, a Chairperson may be elected at the meeting by the holders of a majority in voting power of the Outstanding Shares entitled to vote thereon, present in person or represented by proxy.

(b) The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the Chairperson of the meeting. The Board shall be entitled to make such rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the Chairperson of the meeting shall have the right and authority to convene and in good faith to postpone, recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such Chairperson, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the Chairperson of the meeting, may include, without limitation, and to the extent permitted by applicable law, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present (including, without limitation, rules and procedures for removal of disruptive persons from the meeting); (iv) limitations on attendance at, or participation in, the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the Chairperson of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants.

(c) The Chairperson at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such Chairperson of the meeting should so determine, such Chairperson shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. The Chairperson of the meeting shall conduct each such meeting in a businesslike and fair manner, but shall not be obligated to follow any technical, formal or parliamentary rules or principles of procedure, unless and to the extent determined otherwise by the Board.

2.13 Inspectors of Election. In advance of any meeting of the stockholders, if required by law, the Board shall appoint one (1) or more inspectors of election to act at the meeting and any postponement or adjournment thereof. One (1) or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of the stockholders, the Chairperson of the meeting shall appoint one or more inspectors to act at the meeting. No Director or nominee for the office of Director shall be appointed as an inspector. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The duties of the inspector shall include those prescribed by law and shall also include, but not be limited to, (a) determining the shares represented at the meeting and the validity of proxies and ballots, (b) counting all votes, ballots or consents, (c) hearing and determining all questions in any way arising in connection with the right to vote, and (d) certifying its determination of the number of shares represented at the meeting and its count of all votes, ballots or consents. The certification and report prepared by the inspector shall specify such other information as may be required by law.

2.14 Advance Notice of Stockholder Business and Director Nominations.

(a) Annual Meetings of Stockholders.

(i) Nominations of persons for election to the Board and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto) delivered pursuant to Section 2.4 and Article VI hereof, (B) by or at the direction of the Board or any duly authorized committee thereof, or (C) by any stockholder of the Corporation who (1) is a stockholder of record at the time of delivery by the stockholder of the notice provided for in Section 2.14(a)(2) to the Secretary of the Corporation, (2) who is entitled to vote at the meeting and upon such election or other business, and (3) who complies with the notice procedures set forth in Section 2.14(a)(2); clause (iii) shall be the exclusive means for a stockholder to make nominations or submit other business and included in the Corporation’s notice of meeting) before an annual meeting of stockholders. Notwithstanding the foregoing, if a stockholder is entitled to vote only for a specific class or category of Directors at a meeting of the stockholders, such stockholder’s right to nominate one or more individuals for the election of a Director at the meeting shall be limited to such class or category of Directors.

(ii) Without qualification, for any nominations or other business to be properly brought before an annual meeting of stockholders by a stockholder pursuant to clause (iii) of Section 2.14(a)(1), the stockholder must have given timely notice thereof, in proper written form as provided in Section 2.14(c), to the Secretary of the Corporation and any such proposed business (other than nominations of persons for the election to the Board) must constitute a proper matter for stockholder action under the DGCL. To be timely, such a stockholder’s notice shall be delivered to the Secretary at the principal executive office of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary date of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event will the public announcement of an adjourned or postponed annual meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Notwithstanding any provision to the contrary in this Section 2.14(a), for the first annual meeting of the stockholders after the effective date of these Bylaws, to be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive office of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to the scheduled dated of such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the scheduled dated of such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation.

(iii) Notwithstanding anything in the second sentence of Section 2.14(a)(2) to the contrary, in the event that the number of Directors to be elected to the Board at an annual meeting is increased effective after the time period for which nominations would otherwise be due under Section 2.14(a)(2) and there is no public announcement by the Corporation naming the nominees for the new positions created by such increase at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.14 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting delivered pursuant to Section 2.4 and Article VI hereof. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which Directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board or any duly authorized committee thereof or (2) provided that the Board has determined that Directors shall be elected at such meeting, by any stockholder of the Corporation who (x) is a stockholder of record at the time of delivery by the stockholder of the notice provided for in this Section 2.14(b) to the Secretary of the Corporation, (y) who is entitled to vote at the meeting and upon such election, and (z) who complies with the notice procedures set forth in this Section 2.14(b). In the event the Corporation calls a special meeting of stockholders for the purpose of electing one (1) or more Directors to the Board, any such stockholder entitled to vote in such election of Directors may nominate a person or persons for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice, in proper written form as set forth in Section 2.14(c), shall be delivered to the Secretary at the principal executive office of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Notwithstanding the foregoing, if a stockholder is entitled to vote only for a specific class or category of Directors at a special meeting of the stockholders, such stockholder’s right to nominate one (1) or more individuals for the election of a Director at the meeting shall be limited to such class or category of Directors.

(c) Form of Notice. To be in proper written form, such stockholder’s notice to the Secretary (whether pursuant to Section 2.14(a)(2), Section 2.14(a)(3), or Section 2.14(b)) must set forth:

(i) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a Director (A) all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, and (B) such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected;

(ii) as to any other business (other than the nomination of persons for election as Directors) that the stockholder desires to bring before the meeting, (A) a brief description of the business proposed to be brought before the meeting, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), (C) the reasons why the stockholder favors the proposal, (D) the reasons for conducting such business at the meeting, and (E) any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and

(iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (B) the class or series and number of shares of the Corporation’s capital stock that are, directly or indirectly, owned beneficially and of record by such stockholder and by such beneficial owner, (C) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including, in the case of a nomination, the nominee, (D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owner, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such stockholder or such beneficial owner with respect to shares of capital stock of the Corporation, (v) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (vi) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s Outstanding Shares required to approve or adopt the proposal or elect the nominee and/or (B) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination, and (vii) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of Directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

(d) General.

(i) The Corporation may require any proposed nominee for election or re-election as a Director to furnish such other information, in addition to the information set forth in the stockholder’s notice delivered pursuant to this Section 2.14, as it may reasonably require to determine the eligibility of such proposed nominee to serve as a Director of the Corporation and whether such nominee qualifies as an “independent Director” or “audit committee financial expert” under applicable law, securities exchange rules or regulations, or any publicly-disclosed corporate governance guideline or committee charter of the Corporation.

(ii) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.14 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as Directors, and only such business as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.14 shall be conducted at a meeting of stockholders. Except as otherwise provided by law, the Chairperson of the meeting shall have the power and duty to (A) determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.14 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made or solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by Section 2.14(c)(3)(vi)), and, (B) if any proposed nomination or business was not made or proposed in compliance with this Section 2.14, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.14, unless otherwise required by law, if the stockholder who has delivered a notice pursuant to this Section 2.14 (or a qualified representative of such stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. To be considered a “qualified representative” of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or by telegram, cablegram or other means of electronic transmission that is deemed valid in accordance with Section 2.9 hereof delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders, and such person must produce such writing or telegram, cablegram or electronic transmission, or a reliable reproduction of the writing or telegram, cablegram or electronic transmission, at the meeting of stockholders.

(iii) For purposes of this Section 2.14, “public announcement” shall mean disclosure in either (a) press release reported by the Dow Jones News Service, Associated Press or comparable national news service or (b) posted to the Corporation’s website (which may be non-public) to which the Corporation’s stockholders and beneficial owners that certify that they are beneficial owners of the Corporation’s capital stock have access.

(e) Submission of Questionnaire, Representation and Agreement. Subject to Section 2.14(f), to be eligible to be a nominee for election or re-election as a Director of the Corporation, the candidate for nomination must deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.14(a)(2) or Section 2.14(b), as applicable) to the Secretary at the principal executive office of the Corporation (1) a completed written questionnaire (in a form provided by the Corporation) with respect to the background, qualifications, stock ownership and independence of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and (2) a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and, if elected as a Director during their term of office, will not become a party to (x) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director of the Corporation, will act or vote on any issue or question in their capacity as a Director (a “Voting Commitment”) that has not been disclosed to the Corporation or (y) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a Director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director of the Corporation that has not been disclosed to the Corporation, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a Director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation (and, if requested by any candidate for nomination, the Secretary of the Corporation shall provide to such candidate for nomination all such policies and guidelines then in effect).

(f) Non-Applicability to Stockholders Agreement. Notwithstanding any other provision of this Section 2.14, so long as the Stockholders Agreement shall remain in effect and applicable to the nomination of persons for election to the Board or the election of nominees to the Board, the nomination of such persons and the election of such nominees shall be made in accordance with the Stockholders Agreement, and nothing in this Section 2.14 shall be deemed to apply to or constrain the rights of any party to the Stockholders Agreement ((including, for the avoidance of doubt, the CEO Director (as defined in the Stockholders Agreement), AHG Director (as defined in the Stockholders Agreement), SoftBank Director (as defined in the Stockholders Agreement), and Cupar Director(s) (as defined in the Stockholders Agreement)).

2.15 Action Without Meeting.

(a) Unless otherwise provided in the Certificate of Incorporation or the Stockholders Agreement, any action required by the DGCL to be taken at any annual or special meeting of the stockholders, or any action that may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents setting forth the action so taken, will be signed by the holders of Outstanding Shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

(b) A consent must be set forth in writing or in an electronic transmission. No consent will be effective to take the corporate action referred to therein unless consents signed by a sufficient number of stockholders to take action are delivered to the corporation in the manner required by the DGCL within sixty (60) days of the first date on which a consent is so delivered to the corporation. All references to a consent in this Section 2.15 mean a consent permitted by Section 228 of the DGCL.

(c) If an action by consent is taken by stockholders by less than unanimous consent, prompt notice of the taking of the action by consent will be given to those stockholders as of the record date for the action by consent who have not consented and who would have been entitled to notice of the meeting if the action had been taken at a meeting and the record date for the notice of the meeting were the record date for the action by consent. If the action to which the stockholders consented is such as would have required the filing of a certificate under any section of the DGCL if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section must state, in lieu of any statement required by such section concerning any vote of stockholders, that consent has been given in accordance with Section 228 of the DGCL.

(d) A consent permitted by this Section 2.15 shall be delivered: (A) to the principal place of business of the corporation; (B) to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded; (C) to the registered office of the corporation in the State of Delaware by hand or by certified or registered mail, return receipt requested; (D) subject to the next sentence, in accordance with Section 116 of the DGCL to an information processing system, if any, designated by the Corporation for receiving such consents; or (E) when delivered in such other manner that complies with the DGCL. In the case of delivery pursuant to the foregoing clause (D), such consent must set forth or be delivered with information that enables the corporation to determine the date of delivery of such consent and the identity of the person giving such consent, and, if such consent is given by a person authorized to act for a stockholder or member as proxy, such consent must comply with the applicable provisions of Section 212(c)(2) & (3) of the DGCL. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing. A consent may be documented and signed in accordance with Section 116 of the DGCL, and when so documented or signed shall be deemed to be in writing for purposes of the DGCL; provided, that if such consent is delivered pursuant to clause (i), (ii) or (iii) of subsection (d)(1) of Section 228 of the DGCL, such consent must be reproduced and delivered in paper form.

ARTICLE III

DIRECTORS

3.1 Powers and Duties. Subject to the provisions of the DGCL and to any limitations in the Certificate of Incorporation, the Stockholders Agreement, or these Bylaws relating to action required to be approved by the stockholders, the business and affairs of the Corporation shall be managed, and all corporate powers shall be exercised, by or under the direction and control of the Board. The Board may delegate the management of the day-to-day operation of the business of the Corporation; provided, that the business and affairs of the Corporation shall remain under the ultimate direction and control of the Board and subject to the Stockholders Agreement.

3.2 Number and Qualifications. So long as the Stockholders Agreement shall remain in effect and applicable to the number of members of the Board (each, a “Director”), the Board shall consist of the number of Directors set forth in the Stockholders Agreement. At such time as the Stockholders Agreement shall have ceased to be in effect, the Board shall consist of two (2) or more Directors, the exact number of which shall be fixed from time to time by resolution of the Board. Unless otherwise required by law or the Certificate of Incorporation, Directors need not be stockholders of the Corporation or residents of Delaware. No reduction of the authorized number of Directors shall have the effect of removing any Director before that Director’s term of office expires.

3.3 Election and Term of Office. So long as the Stockholders Agreement shall remain in effect and applicable thereto, the election of Directors shall be subject to the Stockholders Agreement. The Directors shall be elected at each annual meeting of stockholders but if any such annual meeting is not held or the Directors are not elected thereat, the Directors may be elected at any special meeting of stockholders held for that purpose (or by written consent pursuant to Section 2.15). Each Director shall hold office until their successor shall have been elected and shall qualify or until they shall resign or shall have been removed in the manner provided in the Stockholders Agreement and/or these Bylaws, as applicable.

3.4 Resignation and Removal of Directors.

(a) Any Director of the Corporation may resign from the Board or any committee thereof at any time, by giving notice in writing or by electronic transmission to the Chairperson of the Board, the President or the Secretary of the Corporation and, in the case of a committee, to the Chairperson of such committee, if there be one. Such resignation shall take effect at the time therein specified or, if no time is specified, immediately. Unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective.

(b) So long as the Stockholders Agreement shall remain in effect and applicable thereto, the removal of Directors from the Board (including from committees of the Board) shall be governed by the Stockholders Agreement.

3.5 Vacancies. So long as the Stockholders Agreement shall remain in effect and applicable to the filling of a vacancy on the Board by reason of the incapacity, death, removal or resignation of a Director, such vacancy shall be filled by the person or entity entitled to appoint the replacement Director in accordance with the Stockholders Agreement. Any Director elected to fill a vacancy shall hold office until their successor shall have been elected and shall qualify or until they shall resign or shall have been removed in the manner provided in these Bylaws.

3.6 Regular Meetings. Regular meetings of the Board shall be held at such place or places, on such date or dates and at such time or times, as shall have been established by the Board and publicized among all Directors; provided, that the Board shall meet on a quarterly basis at minimum. A notice of each regular meeting shall not be required to the extent the place, date and time of such meeting shall have been established by the Board and publicized among all Directors.

3.7 Special Meetings. Special meetings of the Board for any purpose or purposes may be called at any time by the Chairperson of the Board, if any, or any three (3) Directors then in office. Notice of the time and place of all special meetings of the Board will be orally or in writing, by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, or by electronic mail or other means of electronic transmission, during normal business hours, at least 48 hours before the date and time of the meeting. If notice is sent by mail, it will be sent by first class US mail, postage prepaid at least three days before the date of the meeting, addressed to the applicable Director at their residence or usual place of business (“Mail Notice”). Notwithstanding anything in these Bylaws to the contrary, Mail Notice shall be insufficient and ineffective for any special meeting of the Board called by only three (3) Directors then in office. Notice of any meeting may be waived in writing or by electronic transmission at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A notice of special meeting need not state the purpose of such meeting, and, unless indicated in the notice thereof, any and all business may be transacted at a special meeting.

3.8 Organization. Meetings of the Board shall be presided over by the Chairperson of the Board, or in their absence by the Vice Chairperson of the Board, if any, or in their absence by the Chief Executive Officer, if any, if such person is a member of the Board, or in the absence of any such person, by a chairperson chosen at the meeting. The Secretary shall act as secretary of the meeting, but in their absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

3.9 Meetings by Means of Conference Telephone. Members of the Board, or any committee thereof, may participate in a meeting of the Board or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting through the use of such equipment shall constitute presence in person at such meeting.

3.10 Quorum. Except as otherwise required by law, the Stockholders Agreement or the Certificate of Incorporation, at all meetings of the Board, a majority of the directors, including, to the extent each of the Cupar Approval Right (as defined in the Stockholders Agreement), the AHG Approval Right (as defined in the Stockholders Agreement) and the SoftBank Approval Right (as defined in the Stockholders Agreement) is then in effect, a Cupar Director, the AHG Director and the SoftBank Director shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present. Notwithstanding anything in this Section 3.10 to the contrary, at any meeting of the Board established and publicized or called pursuant to the terms of Section 3.6 or Section 3.7 (a “Duly Called Board Meeting”) to consider any action or subject matter pertaining to the Corporation (a “Board Matter”) that immediately follows two (2) consecutive Duly Called Board Meetings with respect to the same Board Matter at which a lack of quorum was attributable, in each such case, to the non-attendance of a Cupar Director, the AHG Director, or the SoftBank Director (as the case may be, an “Absent Director”), the presence of such Absent Director shall not be required for the purpose of constituting a quorum at such third and subsequent Duly Called Board Meeting to consider the same Board Matter (the “Third Duly Called Board Meeting”); provided, that notice of such Third Duly Called Board Meeting (the “Third Meeting Notice”) was (a) provided to such Absent Director, if by mail, addressed to such Absent Director at his or her residence or usual place of business, at least five (5) days before the day on which such Third Duly Called Board Meeting was held, or (b) sent to such Absent Director at such place by facsimile, electronic mail or other electronic transmissions, or delivered personally or by telephone, in each case at least five (5) days prior to the set time of such Third Duly Called Board Meeting; provided, further, that such Third Meeting Notice included information regarding the Board Matter to be considered at such Third Duly Called Board Meeting. Except as otherwise required by law, the Stockholders Agreement or the Certificate of Incorporation, at all meetings of any committee of the Board, a majority of the directors constituting such committee, as the case may be, shall constitute a quorum for the transaction of business and the act of a majority of the committee members present at any meeting at which there is a quorum shall be the act of such committee. If a quorum shall not be present at any meeting of any Board committee, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present. If the Certificate of Incorporation provides that one (1) or more directors will have more or less than one (1) vote per director on any matter, every reference in this Section 3.10 to a majority or other proportion of the directors will refer to a majority or other proportion of the votes of the directors. Notwithstanding anything in this Section 3.10 to the contrary, upon the termination of the Stockholders Agreement, unless the Certificate of Incorporation requires a greater number, a quorum of the Board will consist of a majority of the total number of directors then serving; provided, however, that such number will never be less than 1/3 of the total number of directors authorized except that when one director is authorized, then one director will constitute a quorum.

3.11 Action of the Board by Written Consent. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all of the members of the Board or such committee, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board or such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.12 Expense Reimbursement and Compensation. Directors and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Board. This Section 3.12 shall not be construed to preclude any Director from serving the Corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.

3.13 Chairperson and Vice Chairperson of the Board. The Corporation shall have a Chairperson of the Board and, at its discretion, a Vice Chairperson of the Board. The Chairperson and Vice Chairperson (if any) of the Board shall be elected by a majority of the Board. If there is no Chief Executive Officer and no President, then the Chairperson of the Board will also serve as the chief executive officer of the corporation (including for purposes of any reference to Chief Executive Officer in these Bylaws) and will have the powers and duties prescribed in Section 4.6, unless the Board otherwise provides.

3.14 Committees.

(a) The Board may, by resolution, designate from among its members one (1) or more committees, each such committee to consist of one (1) or more of the Directors of the Corporation. The Board may designate one (1) or more Directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board establishing such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of Directors) expressly required by the DGCL to be submitted to stockholders for approval, or (b) adopting, amending or repealing any bylaw of the Corporation. All committees of the Board shall keep minutes of their meetings and shall report their proceedings to the Board when requested or required by the Board.

(b) Any committee of the Board may adopt such rules and regulations not inconsistent with the provisions of law, the Certificate of Incorporation, these Bylaws, or the Stockholders Agreement for the conduct of its meetings as such committee may deem proper. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article III of these Bylaws.

ARTICLE IV

OFFICERS

4.1 General. The officers of the Corporation shall be chosen by the Board and shall include (a) a President, and (b) a Secretary. The Board, in its discretion, may also appoint such additional officers as the Board may deem necessary or desirable, including a Chief Executive Officer, Chief Financial Officer, one (1) or more Vice Presidents, one (1) or more Assistant Secretaries, a Treasurer and one (1) or more Assistant Treasurers, each of whom shall hold office for such period, have such authority and perform such duties as the Board may from time to time determine. Subject to applicable law, the Board may delegate to any officer of this Corporation or any committee of the Board the power to appoint, remove and prescribe the term and duties of any officer provided for in this Section 4.1. Any number of offices may be held by the same person, unless otherwise provided by the Certificate of Incorporation or these Bylaws.

4.2 Appointment and Term. Each officer shall serve at the pleasure of the Board and shall hold office until such officer’s successor has been appointed, or until such officer’s earlier death, resignation or removal. Any officer may be removed, either with or without cause, by the Board or by any officer upon whom such power of removal may be conferred by the Board.

4.3 Resignations. An officer may resign from their position at any time, by giving notice in writing or electronic transmission to the Corporation. Such resignation shall be without prejudice to any rights, if any, the Corporation may have under any contract to which the officer is a party. Such resignation shall take effect at the time therein specified, or, if no time is specified, immediately; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

4.4 Vacancies. A vacancy in any office because of death, resignation, removal or otherwise shall be filled by the Board in the manner prescribed in these Bylaws for election or appointment to such office.

4.5 Compensation. The Board shall fix, or may appoint a committee to fix, the compensation of all officers of the Corporation appointed by the Board. Subject to applicable law, the Board may authorize any officer upon whom the power to appoint officers may have been conferred pursuant to Section 4.1 to fix the compensation of such officers.

4.6 Chief Executive Officer. The Chief Executive Officer, if any, shall have general supervision, direction and control of the business and affairs of the Corporation and shall be responsible for corporate policy and strategy. The Chief Executive Officer shall, if present and in the absence of the Chairperson of the Board, preside at meetings of the stockholders and (if a Director) at all meetings of the Board.

4.7 President. The President of this Corporation shall have the general powers and duties of management usually vested in the office of president and general manager of a corporation and shall have such other authority and shall perform such other duties as may from time to time be assigned to them by the Board or Chief Executive Officer, if any. In the absence or disability of the Chief Executive Officer or if the office of Chief Executive Officer is vacant, the President will preside at all meetings of the stockholders and (if a Director) at all meetings of the Board, unless the Chairperson of the Board has been appointed and is present. If the office of Chief Executive Officer is vacant, the President will be the chief executive officer of the corporation (including for purposes of any reference to Chief Executive Officer in these Bylaws) and will, subject to the control of the Board, have general supervision, direction and control of the business and officers of the corporation.

4.8 Vice Presidents. A Vice President, if any, shall have such powers and duties as shall be prescribed by their superior officer, the President or the Chief Executive Officer, if any. A Vice President shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the President, the Chief Executive Officer, if any, or as the Board may from time to time determine.

4.9 Chief Financial Officer. The Chief Financial Officer, if any, shall exercise all the powers and perform the duties of the office of the chief financial officer and in general have overall supervision of the financial operations of the Corporation. The Chief Financial Officer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the President or the Chief Executive Officer, if any, or as the Board may from time to time determine.

4.10 Secretary. The powers and duties of the Secretary are: (a) to act as Secretary at all meetings of the Board, of the committees of the Board and of the stockholders and to record the proceedings of such meetings in a book or books to be kept for that purpose; (b) to see that all notices required to be given by the Corporation are duly given and served; (c) to act as custodian of the seal of the Corporation and affix the seal or cause it to be affixed to all certificates of stock of the Corporation and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws; (d) to have charge of the books, records and papers of the Corporation and see that the reports, statements and other documents required by law to be kept and filed are properly kept and filed; and (e) to perform all of the duties incident to the office of Secretary. The Secretary shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the President, the Chief Executive Officer, if any, or as the Board may from time to time determine.

4.11 Treasurer. The Treasurer, if any, shall supervise and be responsible for all the funds and securities of the Corporation, the deposit of all moneys and other valuables to the credit of the Corporation in depositories of the Corporation, borrowings and compliance with the provisions of all indentures, agreements and instruments governing such borrowings to which the Corporation is a party, the disbursement of funds of the Corporation and the investment of its funds, and in general shall perform all of the duties incident to the office of the Treasurer. The Treasurer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the President, the Chief Executive Officer, if any, or as the Board may from time to time determine.

4.12 Other Officers. Such other officers as the Board may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board which shall not be inconsistent with these Bylaws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board. The Board may require any officer, agent or employee to give a security for the faithful performance of their duties. The Board may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

4.13 Corporate Contracts and Instruments; How Executed. The Board may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

4.14 Action with Respect to Securities of Other Entities. The President, the Chief Executive Officer, if any, or any other officer of the Corporation authorized by the Board is authorized to vote, represent, and exercise on behalf of the Corporation all rights incident to any and all shares or equity interests of any other corporation or entity or corporations or entities standing in the name of the Corporation. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by the person having such authority.

ARTICLE V

STOCK

5.1 Certificates. The shares of the Corporation may, but need not be, represented by certificates. Every holder of capital stock shall be entitled, upon written request, to have a certificate signed by, or in the name of, the Corporation by any 2 authorized officers of the Corporation, representing the number of shares registered in such holder’s name. Any or all of the signatures on the certificate may be a facsimile signature. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issuance.

5.2 Transfers. Subject to compliance with and except as otherwise provided by the Certificate of Incorporation, these Bylaws and the Stockholders Agreement, shares of stock of the Corporation shall be transferable upon the Corporation’s books by the holders thereof, in person or by their duly authorized attorneys or legal representatives, upon surrender to the Corporation of the certificate or certificates representing such shares endorsed by the appropriate person or persons (or, with respect to uncertificated shares, by delivery of duly executed instructions or in any other manner permitted by applicable law). Certificates representing such shares, if any, shall be cancelled and new certificates, if the shares are to be certificated, shall thereupon be issued. Shares of capital stock of the Corporation that are not represented by a certificate shall be transferred in accordance with applicable law. A record shall be made of each transfer. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented, both the transferor and transferee request the Corporation to do so. The Board shall have power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

5.3 Right of First Refusal. No stockholder will sell, transfer, convey, assign, pledge, hypothecate, loan, or otherwise dispose of or encumber, or enter into any contract to sell, any shares of stock of the Corporation or any Interest therein, whether, directly or indirectly, voluntarily or by operation of law, by gift or otherwise (a “Transfer”), unless such Transfer meets the requirements set forth in the Stockholders Agreement in addition to any other restrictions or requirements set forth under applicable law or these Bylaws. To the extent this Section 5.3 conflicts with the Stockholders Agreement or any other written agreement(s) between the Corporation and the Stockholder attempting to Transfer shares, the Stockholders Agreement will control. For the avoidance of doubt, any Company right of first refusal right satisfied or waived in such written agreement(s) and any proposed Transfer of shares that is exempt from any Company right of first refusal right under such agreement(s) shall, in each case, be deemed to satisfy the provisions of this Section 5.3.

5.4 Lost, Stolen or Destroyed Certificates. The Corporation may direct a new certificate or uncertificated shares be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issuance of a new certificate or uncertificated shares, the Corporation may, in its discretion, require the owner of such lost, stolen or destroyed certificate to give the Corporation a bond (or other adequate security) in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate or uncertificated shares. The Board may adopt such other provisions and restrictions with reference to lost certificates, not inconsistent with applicable law, as it shall in its discretion deem appropriate.

5.5 Record Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

ARTICLE VI

NOTICES

6.1 Notices.

(a) Whenever notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any Director, member of a committee or stockholder, such notice shall be in writing (including electronic mail as permitted in these Bylaws) and shall be deemed effectively given upon the earlier of (A) actual receipt or (B) (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. Notice given by electronic mail in accordance with these Bylaws and applicable law shall not require consent of the stockholder.

(b) Notice to a stockholder given by a form of electronic transmission in accordance with these Bylaws shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to such stockholder’s electronic mail address unless the stockholder has notified the corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is otherwise prohibited by applicable law; (iii) if by a posting on an electronic network, together with separate notice to the stockholder of such specific posting, upon the later of such posting and the giving of such separate notice; and (iv) if by another form of electronic transmission, when directed to the stockholder. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

(c) Any notice to stockholders given by the Corporation may be given by a single written notice to stockholders who share an address if consented to by the stockholders at such address to whom such notice is given. Any such consent shall be revocable by the stockholders by written notice to the Corporation. Any stockholder who fails to object in writing to the Corporation, within sixty (60) days of having been given written notice by the Corporation of its intention to send the single notice as set forth in this Section 6.1(c) shall be deemed to have consented to receiving such single written notice.

6.2 Waivers of Notice. Whenever any notice is required by applicable law, the Certificate of Incorporation or these Bylaws, to be given to any Director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to notice, or a waiver thereof given by electronic transmission by the person or persons entitled to notice, in each case, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of stockholders or any regular or special meeting of the Directors or members of a committee of Directors need be specified in any written waiver of notice unless so required by law, the Certificate of Incorporation or these Bylaws.

ARTICLE VII

INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

7.1 Definitions. For purposes of this Article VII, the following terms shall have the meanings set forth below:

(a) “Action” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

(b) “Executive Officer” means (i) any executive officer (for the purposes of this Article VII “executive officers” has the meaning defined in Rule 3b-7 promulgated under the Securities Exchange Act of 1934, as amended) of the Corporation and (ii) any observer to the Board duly designated pursuant to the Stockholders Agreement.

(c) “Indemnified Party” means any person who is or was a party or is threatened to be made a party to, or is otherwise involved in (including involvement, without limitation, as a witness), any Action by reason of the fact that such person (i) is or was a Director or Executive Officer (which shall include actions taken in connection with or relating to the incorporation of the Corporation), (ii) while a Director or Executive Officer of the Corporation, is or was serving at the request of the Corporation as a Director, Executive Officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, including any employee benefit plan of the Corporation or (iii) has or had agreed to become a Director (pursuant to a valid designation made in accordance with Section 3.3 or valid election or appointment pursuant to the DGCL) or Executive Officer (pursuant to a valid appointment made in accordance with Section 4.1 and Section 4.2) of the Corporation.

7.2 Indemnification. The Corporation, as the indemnitor of first resort, shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any Indemnified Party against any and all liability and loss suffered and expenses (including attorneys’ fees), judgements, fines (including ERISA excise taxes or penalties) and amounts paid in settlement reasonably incurred by such Indemnified Party. Notwithstanding the preceding sentence or any other provision of these Bylaws, except as provided in Section 7.5, the Corporation shall not be obligated pursuant to terms of these Bylaws:

(a) to indemnify any Indemnified Party hereunder for acts, omissions or transactions for which the Indemnified Party is prohibited from receiving indemnification under these Bylaws or applicable law; provided, however, that notwithstanding any limitation set forth in this Section 7.2(a) of this Article VII regarding the Corporation’s obligation to provide indemnification, any Indemnified Party shall be entitled under, and pursuant to the terms of, Section 7.4 of this Article VII to receive expenses payable in advance hereunder with respect to any such Action unless and until a court having jurisdiction over the Action shall have made a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that the Indemnified Party has engaged in acts, omissions or transactions for which the Indemnified Party is prohibited from receiving indemnification under these Bylaws or applicable law.

(b) to indemnify or pay expenses in advance pursuant to Section 7.4 of this Article VII to any Indemnified Party with respect to Actions initiated or brought voluntarily by the Indemnified Party and not by way of defense, counterclaim or crossclaim, except (i) with respect to actions or proceedings brought to establish or enforce a right to indemnification and the payment of expenses in advance pursuant to Section 7.4 of this Article VII under these Bylaws or any other agreement or insurance policy or under the Certificate of Incorporation or these Bylaws nor or hereafter in effect relating to Actions, (ii) with respect to any other such Action initiated or brought voluntarily by the Indemnified Party and not by way of defense, counterclaim or crossclaim, if the Board has approved the initiation or bringing of such Action, or (iii) as otherwise required under Section 145 of the DGCL.

(c) to indemnify any Indemnified Party in respect to remuneration paid to the Indemnified Party if it shall be determined by final judgment or final adjudication that such remuneration was in violation of law.

(d) to indemnify any Indemnified Party for any amounts paid in settlement of any action or claim without the Corporation’s written consent (which consent shall not be unreasonably withheld, conditioned or delayed).

7.3 Determination. Any indemnification under this Article VII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that the indemnification of Indemnified Party is proper in the circumstances because such Indemnified Party has met the applicable standard of conduct set forth in subsections (a) and (b) of section 145 of the DGCL, as the case may be; provided, that the termination of any Action, shall not, of itself, create a presumption that the Indemnified Party did not act in good faith and in a manner which the Indemnified Party reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the Indemnified Party’s conduct was unlawful. Such determination shall be made, with respect to an Indemnified Party who is a Director or Executive Officer at the time of such determination, (a) by a majority vote of the Directors who are not parties to such Action, even though less than a quorum, or (b) by a committee of such Directors designated by a majority vote of such Directors, even though less than a quorum, or (c) if there are no such Directors, or if such Directors so direct, by independent legal counsel in a written opinion delivered to such Indemnified Party, or (d) by the holders of a majority of the total voting power of the Outstanding Shares entitled to vote in the election of Directors, voting together as a single class or (e) in the event that a Change of Control (as defined in the Certificate of Incorporation) has occurred, by independent legal counsel in a written opinion delivered to such Indemnified Party. Such determination shall be made, with respect to former Directors or Executive Officer, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former Indemnified Party of the Corporation has been successful on the merits or otherwise in defense of any Action or in defense of any claim, issue or matter therein, such Indemnified Party shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such Indemnified Party in connection therewith, without the necessity of authorization in the specific case. For purposes of any determination under this Section 7.3, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The provisions of the preceding sentence shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in subsections (a) and (b) of section 145 of the DGCL, as the case may be.

7.4 Expenses Payable in Advance. Expenses (including, without limitation, attorneys’ fees) incurred by an Indemnified Party in defending any Action or in bringing a claim for indemnification in accordance with Section 7.5 be paid by the Corporation in advance of the final disposition of such Action upon receipt of an undertaking by or on behalf of such Indemnified Party to repay such amount if it shall ultimately be determined that such Indemnified Party is not entitled to be indemnified by the Corporation as authorized in this Article VII.

7.5 Claim. If a claim for indemnification under this Article VII (following the final disposition of such proceeding) is not paid in full within sixty (60) days after the Corporation has received a claim therefor by the Indemnified Party, or if a claim for any advancement of expenses under this Article VII is not paid in full within thirty (30) days after the Corporation has received a statement or statements requesting such amounts to be advanced, the Indemnified Party shall thereupon (but not before) be entitled to file suit to recover the unpaid amount of such claim. If successful in whole or in part, the Indemnified Party shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action, the Corporation shall have the burden of proving that the Indemnified Party is not entitled to the requested indemnification or advancement of expenses under applicable law.

7.6 Non-Exclusivity of Rights; Survival. The rights conferred on any Indemnified Party by this Article VII are not exclusive of other rights arising under the Certificate of Incorporation, the Stockholders Agreement, or any other agreement vote of the directors or stockholders or otherwise. The rights conferred on any Indemnified Party by this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Director or Executive Officer and shall inure to the benefit of the heirs, executors and administrators of such a person. Any amendment, repeal or elimination of the foregoing provisions of this Article VII will be prospective only and shall not adversely affect any right or protection of an Indemnified Party existing at the time of, or increase the liability of any Indemnified Party with respect to any acts or omissions of such Indemnified Party occurring prior to, such amendment, repeal or elimination.

7.7 Insurance. The Corporation will purchase and maintain insurance in the amounts the Board deems appropriate or advisable on behalf of any Indemnified Party against any liability asserted against such Indemnified Party and incurred by such Indemnified Party in such Indemnified Party’s capacity, or arising out of such Indemnified Party’s status, as an Indemnified Party, whether or not the Corporation would have the power to indemnify such Indemnified Party against such liability under applicable provisions of law.

ARTICLE VIII

GENERAL PROVISIONS

8.1 Fiscal Year. The fiscal year of the Corporation shall be January 1 to December 31, unless otherwise fixed by resolution of the Board.

8.2 Corporate Seal. The Corporation may adopt and may subsequently alter the corporate seal and it may use the same by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

8.3 Maintenance and Inspection of Records. The Corporation shall, either at its principal executive office or at such place or places as designated by the Board, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws as amended to date, accounting books and other records.

8.4 Reliance upon Books, Reports and Records. Each Director and each member of any committee designated by the Board shall, in the performance of their duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board so designated, or by any other person as to matters which such Director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

8.5 Dividends. Subject to the requirements of the DGCL and the provisions of the Certificate of Incorporation and the Stockholders Agreement, dividends on the capital stock of the Corporation may be declared by the Board at any regular or special meeting of the Board (or any action by written consent in lieu thereof in accordance with Section 3.11 hereof), and may be paid in cash, in property, or in shares of the Corporation’s capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for purchasing any of the shares of capital stock, warrants, rights, options, bonds, debentures, notes, scrip or other securities or evidences of indebtedness of the Corporation, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board may modify or abolish any such reserve. In the event that the Board declares a dividend on the capital stock of the Corporation pursuant to this Section 8.5, the Board may fix a record date in order that the Corporation may determine the stockholders entitled to receive payment of any dividend, which record date shall be fixed in accordance with Section 2.10(b).

8.6 Interpretation. Except where the context otherwise requires, wherever used, the singular includes the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word “or” is used in the inclusive sense (and/or). The headings and captions of these Bylaws are for convenience of reference only and in no way define, describe, extend or limit the scope, construction, interpretation or intent of these Bylaws or any provision contained in these Bylaws. The term “including” as used herein does not limit the generality of any description preceding such term. Unless otherwise specified or where the context otherwise requires, (a) references in these Bylaws to any Article or Section are references to such Article or Section of these Bylaws; (b) references in any Section to any clause are references to such clause of such Section; (c) “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in Bylaws refer to these Bylaws as a whole and not to any particular provision of these Bylaws; (d) references to a law include any amendment or modification to such law and any rules or regulations issued thereunder, in each case, as in effect at the relevant time of reference thereto; (e) references to any agreement, instrument or other document in these Bylaws refer to such agreement, instrument or other document as originally executed or, if subsequently amended, replaced or supplemented from time to time, as so amended, replaced or supplemented and in effect at the relevant time of reference thereto; and (f) references to monetary amounts are denominated in United States Dollars.

8.7 Conflicts. If there is any conflict between any provisions of the Stockholders Agreement, on one hand, and the Restated Certificate or these Bylaws, on the other hand, the provisions of the Stockholders Agreement will prevail unless such prevalence would be in contravention of the requirements of the DGCL.

ARTICLE IX

AMENDMENTS

9.1 Amendments. The affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of the Outstanding Shares, voting together as a single class, shall be required to amend, alter, change, repeal, or adopt any provision of these Bylaws; provided, that these Bylaws may not be amended, modified or terminated and the observance of any term hereunder may not be waived with respect to any stockholder or group of stockholders without the written consent of such stockholder or holders constituting a majority-in-interest of such group of stockholders, if such amendment, modification, termination or waiver would (by its terms or effect) materially, adversely and disproportionately affect such stockholder or group of stockholders as compared to any other stockholder or other group of stockholders. Notwithstanding the foregoing:

(a) the provisions of Section 3.2 (Number and Qualification), Section 3.4(b) (Removal of Directors), Section 3.6 (Regular Meetings), Section 3.7 (Special Meetings), Section 3.10 (Quorum), Section 3.11 (Action of the Board by Written Consent), Section 3.13 (Chairperson and Vice Chairperson of the Board), Section 5.2 (Transfers), and Section 5.3 (Right of First Refusal), may not be amended, modified or terminated and the observance of any term thereunder may not be waived with respect to:

(i) any of the AHG Stockholders (as defined in the Stockholders Agreement) without the written consent of the AHG Director for so long as the AHG Approval Right is in effect, if such amendment, modification, termination or waiver would adversely affect the rights of the AHG Stockholders thereunder;

(ii) SoftBank (as defined in the Stockholders Agreement) without the written consent of the SoftBank Director for so long as the SoftBank Approval Right is in effect, if such amendment, modification, termination or waiver would adversely affect the rights of SoftBank thereunder; or

(iii) Cupar (as defined in the Stockholders Agreement) without the written consent of a Cupar Director for so long as the Cupar Approval Right is in effect, if such amendment, modification, termination or waiver would adversely affect the rights of Cupar thereunder.

(b) Notwithstanding anything herein to the contrary, any amendment, alteration, change or repeal of the provisions of these Bylaws:

(i) that would, by its terms or effect, impact any rights or obligations of Cupar under Section 2.2(a), Section 2.2(b), Section 2.2(c) or Section 2.2(d), as applicable, Section 2.4, Section 2.7(a), Section 2.7(d)(i), Section 2.9, Section 2.10, Section 2.11, Section 2.12 and Section 10.1(a) (and solely as they relate to such Sections or Articles, the definitions of any terms used in such Sections or Articles, as applicable) under the Stockholders Agreement will require the written consent of Cupar for so long as (1) with respect to Section 2.2(a) of the Stockholders Agreement, Cupar continues to have rights thereunder, (2) with respect to Section 2.2(b) of the Stockholders Agreement, Cupar continues to have rights thereunder, (3) with respect to Section 2.2(c) of the Stockholders Agreement, Cupar continues to have rights thereunder and (4) with respect to Section 2.2(d), Section 2.4, Section 2.7(a), Section 2.7(b), Section 2.7(d)(i), Section 2.9, Section 2.10, Section 2.11, Section 2.12 and Section 10.1(a) of the Stockholders Agreement, Cupar continues to have rights pursuant to Section 2.2(d) of the Stockholders Agreement;

(ii) that would, by its terms or effect, impact any rights or obligations of any of the AHG Stockholders under Section 2.2(e), Section 2.4, Section 2.7(a), Section 2.7(b), Section 2.7(d)(ii), Section 2.9, Section 2.10, Section 2.11, Section 2.12 and Section 10.1(b) (and solely as they relate to such Sections or Articles, the definitions of any terms used in such Sections or Articles, as applicable) under the Stockholders Agreement will require the written consent of the holders of a majority of the outstanding shares of Common Stock (as defined in the Stockholders Agreement) then held by the AHG Stockholders for so long as the AHG Stockholders continue to have rights pursuant to Section 2.2(e) of the Stockholders Agreement;

(iii) that would, by its terms or effect, impact any rights or obligations of SoftBank under Section 2.2(f), Section 2.4, Section 2.7(a), Section 2.7(b), Section 2.7(d)(iii), Section 2.9, Section 2.10, Section 2.11, Section 2.12 and Section 10.1(c) (and solely as they relate to such Sections or Articles, the definitions of any terms used in such Sections or Articles, as applicable) under the Stockholders Agreement will require the written consent of SoftBank for so long as SoftBank continues to have rights pursuant to Section 2.2(f) of the Stockholders Agreement;

(iv) that would, by its terms or effect, impact any rights or obligations of Cupar under Section 3.1, Section 3.2, Section 3.3, Section 3.4, Section 3.5, Section 3.6, Section 4.1, Section 4.2, Section 4.3, Section 4.4, Article 5, Article 6, Article 7, Article 8, Section 10.1(e), Section 11.1, Section 12.1, Section 12.15 and Section 12.17 (and solely as they relate to such Sections or Articles, the definitions of any terms used in such Sections or Articles, as applicable) under the Stockholders Agreement will require the written consent of Cupar for so long as Cupar and its Affiliates continue to beneficially own at least 1,588,248 shares of Common Stock, which number is subject to appropriate equitable adjustment for any stock splits, stock dividends, combinations, recapitalizations and the like;

(v) that would, by its terms or effect, impact any rights or obligations of any of the AHG Stockholders under Section 3.1, Section 3.2, Section 3.3, Section 3.4, Section 3.5, Section 3.6, Section 4.1, Section 4.2, Section 4.3, Section 4.4, Article 5, Article 6, Article 7, Article 8, Section 10.1(f), Section 11.1, Section 12.1, Section 12.15 and Section 12.17 (and solely as they relate to such Sections or Articles, the definitions of any terms used in such Sections or Articles, as applicable) under the Stockholders Agreement will require the written consent of the holders of a majority of the outstanding shares of Common Stock then held by the AHG Stockholders (including at least two (2) unaffiliated AHG Stockholders, so long as there are at least two (2) unaffiliated AHG Stockholders holding at least two percent (2%) of the outstanding shares of Common Stock) for so long as the AHG Stockholders and their respective Affiliates continue to beneficially own at least 1,588,248 shares of Common Stock, which number is subject to appropriate equitable adjustment for any stock splits, stock dividends, combinations, recapitalizations and the like; and

(vi) that would, by its terms or effect, impact any rights or obligations of SoftBank under Section 3.1, Section 3.2, Section 3.3, Section 3.4, Section 3.5, Section 3.6, Section 4.1, Section 4.2, Section 4.3, Section 4.4, Article 5, Article 6, Article 7, Article 8, Section 10.1(g), Section 11.1, Section 12.1, Section 12.15 and Section 12.17 (and solely as they relate to such Sections or Articles, the definitions of any terms used in such Sections or Articles, as applicable) under the Stockholders Agreement will require the written consent of SoftBank for so long as SoftBank and its Affiliates continue to beneficially own at least 634,214 shares of Common Stock, which number is subject to appropriate equitable adjustment for any stock splits, stock dividends, combinations, recapitalizations and the like.

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